SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2004

RAE SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26811	77-0588488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1339 Moffett Park Drive Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

(408) 752-0723

(Registrant’s telephone number, including area code)

Item 5. Other Events.

Under the terms and subject to the conditions contained in an underwriting agreement dated January 23, 2004, Jefferies & Company, Inc. and Merriman Curhan Ford & Co. have each agreed to purchase, and RAE Systems Inc. (the “Company”) and the selling stockholders (the “Selling Stockholders”) have agreed to sell to them, severally, 7,000,000 shares and 1,800,000 shares of the Company’s common stock, respectively (collectively, the “Shares”), in connection with the public offering of the Shares at a public offering price of $3.995 per share. The Shares will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, in connection with a shelf takedown from the Company’s registration statement on Form S-3 (333-109840) filed October 20, 2003, as amended on December 8, 2003 and January 6, 2004, which became effective on January 8, 2004. The Company and the Selling Stockholders granted the underwriters a 30-day option to purchase an additional 1,050,000 shares and 270,000 shares of the Company’s common stock, respectively, to cover any over-allotments, if any.

The Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein and incorporated by reference to the shelf registration statement.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired:

Not required.

(b) Pro Forma Financial Information:

Not required.

(c) Exhibits:

See Exhibit Index on page following Signature.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAE Systems Inc.

Date: January 23, 2004	By: /s/ Joseph Ng
Joseph Ng
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated January 23, 2004 by and among RAE Systems Inc., Robert I. Chen, Peter Hsi and Jefferies & Company, Inc., as representative of the several underwriters named therein.

5.1	Opinion of Gray Cary Ware & Freidenrich LLP

23.1	Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1)